                                                                     Exhibit 4.1

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTION WHICH IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT, RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE PASS THROUGH TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE PASS THROUGH TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE VALUE AT THE TIME OF TRANSFER OF CERTIFICATES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE PASS THROUGH TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE PASS THROUGH TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

      BY ITS ACQUISITION OF ANY CERTIFICATE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED, ON EACH DAY FROM THE DATE ON WHICH THE HOLDER ACQUIRES THE CERTIFICATE THROUGH AND INCLUDING THE DATE ON WHICH THE HOLDER DISPOSES OF ITS INTEREST IN SUCH CERTIFICATE, EITHER THAT (A) IT IS NOT A PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR OTHER PLAN, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY PLAN SUBJECT TO ERISA OR OTHER PLAN, OR A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ITS PURCHASE, HOLDING AND DISPOSITION OF SUCH CERTIFICATE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE, ALL THE CONDITIONS OF WHICH ARE SATISFIED.


                                  $200,000,000
                        Series 1999-A PASS THROUGH TRUST

                                9.0% Pass Through
                           Certificate, Series 1999-A

                                CUSIP: 00104BAA8

                    Final Distribution Date: January 2, 2017

             evidencing a fractional undivided interest in a trust,
              the property of which includes certain notes secured
             by certain property leased to AES Eastern Energy, L.P.

Certificate No. 001                                Fractional Undivided Interest

      THIS CERTIFIES THAT CEDE & CO., for value received, is the registered owner of a $200,000,000 (two hundred million dollars) Fractional Undivided Interest in the Series 1999-A Pass Through Trust (the "Pass Through Trust") created pursuant to a Pass Through Trust Agreement dated as of May 1, 1999 (the "Agreement") between Bankers Trust Company, as trustee (the "Pass Through Trustee"), and AES Eastern Energy, L.P., a limited partnership organized under the laws of the State of Delaware (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This

Certificate is one of the duly authorized Certificates designated as "Pass Through Certificates, Series 1999-A" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Pass Through Trust includes certain Lessor Notes (the "Trust Property"). The Lessor Notes are secured by a security interest in the Facility, and liability under the Lessor Notes is limited to the income and proceeds of such security.

      Subject to and in accordance with the terms of the Agreement, from funds then available to the Pass Through Trustee, there will be distributed on each January 2 and July 2 (a "Distribution Date"), commencing on January 2, 2000, to the person in whose name this Certificate is registered at the close of business on the day which is 15 days preceding the Distribution Date, an amount in respect of the Scheduled Payments on the Lessor Notes (the receipt of which has been confirmed by the Pass Through Trustee) due on such Distribution Date equal to the product of the percentage interest in the Pass Through Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Lessor Notes are received by the Pass Through Trustee, from funds then available to the Pass Through Trustee there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the day which is 15 days preceding the Special Distribution Date, an amount in respect of such Special Payments on the Lessor Notes, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. The Special Distribution Date shall be determined as provided in the Agreement. If a Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day. The Pass Through Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Holders of the Certificates.

      Distributions on this Certificate will be made by the Pass Through Trustee by (i) if (A) The Depository Trust Company ("DTC") is the Certificateholder of record of this Certificate, or (B) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $10,000,000, or (C) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $1,000,000 and so requests to the Pass Through Trustee, by wire transfer in immediately available funds to an account maintained by such Certificateholder with a bank, or (ii) if none of the above apply, by check mailed to such Certificateholder at the address appearing in the Register, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Pass Through Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Pass Through Trustee specified in such notice.

      Unless this Certificate is presented by an authorized representative of DTC to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of CEDE & CO. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & CO. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, CEDE & CO., has an interest herein.

      Each Person who acquires or accepts this Certificate or an interest herein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan Assets or assets of any entity whose underlying assets include Plan Assets have been used to purchase this Certificate or an interest herein; or (ii) the purchase and holding of this Certificate or interest herein are either exempt from the prohibited transaction restrictions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (or, for governmental employee benefit plans, any similar Federal, State or local law), pursuant to one or more prohibited transaction statutory or administrative exemptions or do not constitute a prohibited transaction under such restrictions of ERISA and the Code (or such similar Federal, State or local law). For purposes of this paragraph, "Plan Assets" means the assets of any "employee benefit plan" subject to ERISA, any plan or individual retirement arrangement described in Section 4975(e) of the Code or any governmental employee benefit plan.

      This Certificate shall be governed by and construed in accordance with the law of the State of New York.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Pass Through Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Pass Through Trustee has caused this Certificate to be duly executed.


                                    SERIES 1999-A PASS THROUGH TRUST

                                    By:   Bankers Trust Company, as Pass
                                          Through Trustee



                                    By:__________________________________
                                        Name:
                                        Title:

      The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company, the Pass Through Trust Company or the Pass Through Trustee or any affiliate thereof, and the Certificates are limited in right of payment, all as more specifically set forth in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have received sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Agreement. This Certificate does not purport to summarize the Agreement, and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Pass Through Trustee, and at such other places, if any, designated by the Pass Through Trustee, by any Certificateholder upon request.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Pass Through Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate may be registered in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Pass Through Trustee in its capacity as Registrar, or by any successor Registrar, in the The City of New York, the State of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $100,000 Fractional Undivided Interest and any integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Pass-Through Trustee shall require payment of an amount sufficient to cover any tax or governmental charge payable in connection therewith.

      The Pass Through Trustee, the Company, the Owner Trust, the Registrar and any Paying Agent may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Pass Through Trustee, the Company, the Owner Trust, the Registrar nor any Paying Agent shall be affected by any notice to the contrary.

      The obligations and responsibilities created by the Agreement and the Pass Through Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

              PASS THROUGH TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         Dated: ____________________


                   This is one of the Certificates referred to in the within-mentioned Agreement.





                                    Bankers Trust Company,
                                    as Pass Through Trustee




                                    By:___________________________________
                                         Authorized Officer

                          FORM OF TRANSFER CERTIFICATE




                        SERIES 1999-A PASS THROUGH TRUST

                   PASS THROUGH CERTIFICATES, SERIES 1999-A

      This is to certify that as of the date hereof with respect to $__________ Fractional Undivided Interest of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Certificates") for registration of transfer, or for exchange where the securities issuable upon such exchange are to be registered in a name other than that of the undersigned Holder (each such transaction being a "transfer"), the undersigned Holder (as defined in the Agreement) certifies that the transfer of Surrendered Certificates associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Certificates for the reason checked below:


-     Transfer to the Company or any subsidiary thereof


- Transfer to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act.

- Transfer pursuant to an exemption from registration provided by Rule 144 under the > Securities Act (if available).

- Transfer pursuant to an effective registration statement under the Securities Act.

- Transfer outside the United States in compliance with Rule 904 of the Securities Act.

- Transfer inside the United States to an Institutional Accredited Investor that has previously furnished to the Pass Through Trustee a signed letter containing certain representations and agreements relating to restrictions on transfer and if such transfer is in respect of an aggregate Fractional Undivided Interest of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.


                                [Name of Holder]
                               ----------------

Dated:  _____________, _____*


___________________________


*  To be dated the date of presentation or surrender.

                           FORM OF PURCHASE LETTER FOR
                       INSTITUTIONAL ACCREDITED INVESTORS


MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
CIBC WORLD MARKETS CORP.
As Initial Purchasers in connection
with the Offering Circular referred
to below

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

            In connection with our proposed purchase of Pass Through Certificates, Series 1999 (the "Certificates") evidencing a fractional undivided interest in a trust, the property of which consists of certain notes secured by certain property leased to AES Eastern Energy, L.P. (the "Company"), we confirm that:

            1. We have received a copy of the Offering Circular (the "Offering Circular") relating to the Certificates and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated under the captions "Notice to Investors" and "Plan of Distribution" in such Offering Circular, and the restrictions on duplication and circulation of such Offering Circular.

            2. We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Pass Through Trust Agreements (each, a "Pass Through Trust Agreement" and collectively, the "Pass Through Trust Agreements") relating to each series of the Certificates and conditions set forth under "Notice to Investors" and "Plan of Distribution" and we agree to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            3. We understand that the offer and sale of the Certificates has not been registered under the Securities Act, and that the Certificates may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Certificates within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Pass Through Trustee under the Pass Through Trust Agreements, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Certificates (the form of which letter can be obtained from the Pass Through Trustee) and, if such transfer is in respect of an aggregate principal amount at the time of transfer of Certificates of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Certificates from us a notice advising such purchaser that resales of the Certificates are restricted as stated herein.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            5. We are acquiring the Certificates purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            6. We are not acquiring the Certificates with a view to distribution thereof or with any present intention of offering or selling any Certificates, except as permitted above; provided, that the disposition of our property and property of any accounts for which we are acting as fiduciary will remain at all times within our control.

            You, the Company and the Pass Through Trustee are entitled to rely on this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,




By:_____________________________
     Name:
     Title:


Date:


                                       2